Registration Statement No. 333-217200

Filed Pursuant to Rule 433

March 24, 2020

MicroSectors is pleased to announce that Bank of Montreal has upsized the aggregate principal amount of $NRGU, the 3x Leveraged Exchange Traded Note linked to the @Solactive Big Oil Index, to $75mm. #Crude #Oil #Oilstocks https://www.sec.gov/Archives/edgar/data/927971/000121465920002849/d324200fwp.htm

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SE C's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-541 2.

$NRGU, the 3x Leveraged Exchange Traded Note linked to the @Solactive Big Oil Index, has been upsized. Learn more: https://www.sec.gov/Archives/edgar/data/927971/000121465920002849/d324200fwp.htm

#Crude #Oil #Oilstocks $ERX $GUSH

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SE C's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-541 2.

Want to trade 3x leveraged energy products that include only the largest cap energy stocks? Learn more about $NRGU and its recent upsize: https://www.sec.gov/Archives/edgar/data/927971/000121465920002849/d324200fwp.htm

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SE C's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-541 2.

Looking to trade the biggest names in U.S. energy? $NRGU, the MicroSectors™ U.S. Big Oil Index 3X Leveraged ETN, offers exposure to the 10 biggest energy names by market cap. Learn more about $NRGU and its recent upsize here: https://www.sec.gov/Archives/edgar/data/927971/000121465920002849/d324200fwp.htm

Bank of Montreal, the issuer of the ETNs, has filed a registration statement (including a pricing supplement, prospectus supplement and prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read those documents and the other documents that Bank of Montreal has filed with the SEC for more complete information about Bank of Montreal and this offering. You may obtain these documents free of charge by visiting the SE C's website at www.sec.gov. Alternatively, Bank of Montreal will arrange to send to you these documents if you request by calling our agent toll-free at 1-877-369-541 2.